Exhibit 10.29

FIFTH AMENDMENT TO THE

LOAN EXTENSION AND RELEASE

AND WAIVER AGREEMENT

This Fifth Amendment to the Loan Extension and Release and Waiver Agreement (this “Amendment”) is entered into by and between Polar Molecular Corporation, a Delaware corporation (the “Company”), and Affiliated Investments L.L.C., a Michigan limited liability company (the “Holder”), dated as of December 19, 2003.

RECITALS

A.	The Company issued to the Holder a promissory note (the “Note”) in the principal amount of $600,000 dated as of October 25, 2001.

B.	The Company and the Holder have entered into a Loan Extension and Release and Waiver Agreement, as amended by the First Amendment to the Loan Extension and Release and Waiver Agreement effective as of May 31, 2002, the Second Amendment to the Loan Extension and Release and Waiver Agreement effective as of October 1, 2002, the Third Amendment to the Loan Extension and Release and Waiver Agreement effective as of January 31, 2003, and by the Fourth Amendment to the Loan Extension and Release and Waiver Agreement effective as of August 1, 2003 (the “Original Loan Extension”), pursuant to which certain terms of the Note have been amended.

C.	The Company and the Holder desire to extend the maturity date of the Note as provided herein.

D.	The principal balance owed on the Note as of the date hereof after giving effect to this Amendment is $649,000.

AGREEMENT

In consideration of the foregoing and the mutual promises contained herein, the Holder and the Company hereby agree as follows:

1.	Subsection (b) of Paragraph 1 of the Original Loan Extension is hereby amended in its entirety to read as follows:

“(b) Extension of Due Date. The final maturity date of December 26, 2001 (the “Original Due Date”) set forth in the Note is hereby extended and affirmed to be, June 30, 2004, subject to the other repayment terms set forth herein.”

2.	Paragraph 2 of the Original Loan Extension is hereby amended in its entirety to read as follows:

“2.	Terms of Repayment. Reference is made to the letter from the Company to Bruce Becker, dated December 12, 2003, that outlines the Company’s financing strategy for repayment of the Note (the “Summary Matrix”). References to “Phase I,” “Phase II” and “ Phase III” herein shall have the meanings set forth in the

Summary Matrix. As outlined in the Summary Matrix, the Company will (i) use all commercially reasonable efforts to complete Phase I of its financing strategy on or prior to January 31, 2004, (ii) complete Phase II of its financing strategy on or prior to March 31, 2004, and (iii) complete Phase III of its financing strategy on or prior to June 30, 2004. The Company shall repay one-half of all principal and interest outstanding under the Note on or prior to the completion of Phase II of its financing strategy, and shall pay all remaining principal and interest outstanding under the Note on or prior to the completion of Phase III of its financing strategy; provided that all principal and interest outstanding under the Note shall be paid no later than June 30, 2004.”

3.	Exhibit A to the Original Loan Extension is hereby deleted in its entirety.

4.	Paragraph 3 of the Original Loan Extension is hereby amended in its entirety to read as follows:

“3.	Consideration. Holder acknowledges receipt of the stock certificates and the shares of the common stock of the Company reflected on Exhibit B hereto as consideration for entering into the Original Loan Extension, as amended to date. Holder acknowledges the Company’s agreement to pay Holder an additional sum of $50,000, which sum is to be paid within, and shall not be deemed to be in arrears until June 30, 2004, and which shall in no case (including, without limitation, calculation of default interest on the Note) be compounded as outstanding interest on the Note or shall interest accrue in any circumstance against such $50,000. Notwithstanding the fact that the Note provides for an interest rate of 12% per annum, the principal amount outstanding under the Note from and after December 19, 2003 shall accrue interest at the rate of 15% per annum.”

5.	No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Original Loan Extension shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as of the date set forth herein.

COMPANY:

POLAR MOLECULAR CORPORATION

By:	/s/ Mark L. Nelson
Mark L. Nelson, President and
Chief Executive Officer

HOLDER:

AFFILIATED INVESTMENTS, L.L.C.

By:	/s/ Bruce L. Becker
Name: Bruce L. Becker
Title: President

3